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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 18, 1996

                        Transworld Home HealthCare, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


         1-11570                                       13-3098275
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(Commission File Number)                  (I.R.S. Employer Identification No.)


11 Skyline Drive, Hawthorne, New York                                  10532
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(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code (914) 345-8880


                                 Not Applicable
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         (Former name or former address, if changed since last report.)



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ITEM 5.    OTHER EVENTS.

           The New York State Department of Health ("DOH") has granted approval to Hyperion Partners II L.P. ("HPII") to consummate the second closing under the Unit Purchase Agreement between HPII and Transworld Home HealthCare, Inc. (the "Company"). Following the second closing, HPII will have made an aggregate equity investment in the Company of $39.6 million. The second closing is anticipated to occur following satisfaction of remaining closing conditions and completion of a new senior secured revolving credit facility, for which the Company recently received a commitment.

Additionally, the consummation of the previously announced acquisition of VIP Health Services, Inc. and Kwik Care, Ltd. (the "VIP Companies") will not occur concurrently with the second closing under the Unit Purchase Agreement in that, among other things, the approvals and consents necessary to consummate the transactions have not been and cannot be obtained at this time. The Company cannot predict when all of the requisite consents and approvals will be obtained.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Transworld Home HealthCare, Inc.
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                                                 (Registrant)

Date:  July 25, 1996                    By: /S/ Wayne A. Palladino
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                                           Wayne A. Palladino
                                           Senior Vice President and
                                           Chief Financial Officer